   As filed with the Securities and Exchange Commission on November 26, 1996


                                                      REGISTRATION NO.  33-55445
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                        HOUSTON INDUSTRIES INCORPORATED
             (Exact name of registrant as specified in its charter)

            TEXAS                                                74-1885573
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________

                                STEPHEN W. NAEVE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        HOUSTON INDUSTRIES INCORPORATED
                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

================================================================================

                          DEREGISTRATION OF SECURITIES

         The Registrant hereby amends the Registration Statement on Form S-3 (Registration No. 33-55445) (the "Registration Statement") to deregister 1,175,292 shares of its common stock, without par value, (and associated preference stock rights) registered pursuant to the Registration Statement.

                                  SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 26, 1996.


                               HOUSTON INDUSTRIES INCORPORATED


                               *DON D. JORDAN
                               (Chairman, Chief Executive Officer and President)



                 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.


            Signature                             Title                             Date
            ---------                             -----                             ----
         *DON D. JORDAN                 Chairman, Chief Executive             November 26, 1996
                                        Officer, President and Director
                                        (Principal Executive Officer)

        /s/ Stephen W. Naeve            Senior Vice President and             November 26,1996
------------------------------------    Chief Financial Officer
            (Stephen W. Naeve)          (Principal Financial Officer)


     /s/ Mary P. Ricciardello           Vice President and                    November 26, 1996
------------------------------------    Comptroller
         (Mary P. Ricciardello)         (Principal Accounting Officer)


* MILTON CARROLL, JOHN T.
CATER, ROBERT J. CRUIKSHANK,
LINNET F. DEILY, HOWARD W.                        Directors
HORNE, ALEXANDER F. SCHILT,
JACK T. TROTTER, BERTRAM WOLFE


* By     /s/ Hugh Rice Kelly
     -------------------------------                                          November 26, 1996
   (Hugh Rice Kelly, Attorney-in-Fact)

                [letterhead of Houston Industries Incorporated]

                               November 26, 1996


Mr. H. Roger Schwall, Assistant Director
Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 7-5
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Houston Industries Incorporated (CIK # 0000202131)
         Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-55445)

Dear Mr. Schwall:

         Houston Industries Incorporated (the "Company") transmits for filing under the Securities Act of 1933, as amended (the "Act"), one copy of Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") to the Company's Registration Statement on Form S-3 (Registration No. 33-55445) (the "Registration Statement"). The filing of Post- Effective Amendment No. 1 has been effected through the Commission's EDGAR electronic filing system.

         Post-Effective Amendment No. 1 is being filed to deregister the shares of common stock of the Company registered pursuant to the terms of a Registration Agreement dated as of July 31, 1994 (the "Registration Agreement") entered into in connection with the acquisition of Amzak Cable, Midwest, Inc., a Texas corporation, Nortel Cable Corporation, a Minnesota corporation, and Countryside Investments, Inc., a Delaware corporation. The Company's obligation under the Registration Agreement to maintain the registration expired on July 31, 1996. There are no exhibits to Post-Effective Amendment No. 1.

         Pursuant to Rule 461 promulgated under the Act, the Company hereby requests that the effective date of Post-Effective Amendment No. 1 be accelerated so that it may become effective on December 2, 1996, or as soon thereafter as practicable.

Securities and Exchange Commission      -2-                 November 26, 1996





         Please direct any inquiries you may have regarding Post-Effective Amendment No. 1 to Janet Vaughan Robertson of the Company at 713/207-5732.

                                        Very truly yours,

                                        HOUSTON INDUSTRIES INCORPORATED


                                        By /s/ Stephen W. Naeve
                                           -----------------------------------
                                           Stephen W. Naeve
                                           Senior Vice President and
                                           Chief Financial Officer

cc:      Janet Vaughan Robertson